UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2015

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Street, Suite 110, Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 17, 2015, Tetraphase Pharmaceuticals, Inc. (the “Company”), during a presentation at an investor conference, provided a general corporate update including a status update of its eravacycline development program and other pipeline compounds. The Company’s presentation provided more detailed information on the results of the phase 3 IGNITE2 clinical trial of its antibiotic candidate eravacycline in complicated urinary tract infections which, as reported in September 2015, did not meet its primary endpoint. It also reported on its ongoing discussions with the United States Food and Drug Administration (the “FDA”) regarding the regulatory path forward for eravacycline. The Company reported that it plans to provide FDA additional existing data requested by the FDA, which could potentially support a path for the filing of a new drug application for the use of eravacycline. The Company also announced that it plans to conduct an additional clinical trial of eravacycline (intravenous formulation only) in complicated urinary tract infections and that it intends to separately continue its development of an oral formulation of eravacycline.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Maria Stahl
Date: November 18, 2015		Maria Stahl
Senior Vice President, General Counsel